Exhibit 99.3

                     [LETTERHEAD OF MSI CAPITAL CORPORATION]

Board of Directors
Phazar Corp
101 S.E. 25th Avenue
Mineral Wells, TX  76067

Members of the Board:

      I hereby consent to the use in the Registration Statement of YDI Wireless, Inc. ("YDI") on Form S-4 and in the Proxy Statement/Prospectus of YDI and Phazar Corp, which is part of the Registration Statement, of my opinion dated August 31, 2004 appearing as Annex B-2 to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to my name contained therein under the headings "Summary of the Proxy Statement/Prospectus", "The Merger -- Background of the Merger", and "The Merger -- Opinions of Phazar's Financial Advisors". In giving the foregoing consent, I do not admit that I comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do I admit that I am an expert with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                                            Sincerely,

                                            MSI Capital Corporation


                                            By:  /s/ Nick Stanfield
                                                 --------------------------
                                                 Nick Stanfield, President
Dallas, TX
October 19, 2004